Exhibit 99.1

BioHiTech Global, Inc. Announces New Subsidiary: BioHitech Europe

BioHitech Europe to provide an innovative solution to divert and prevent commercial food waste

CHESTNUT RIDGE, N.Y., Sept. 29, 2015 /PRNewswire/ -- BioHiTech Global, Inc. (OTC: BHTG) (the "Company"), announced today the formation of BioHitech Europe LTD to further the global expansion of the Company's disruptive and innovative commercial food waste disposal solution.

BioHitech America, LLC, the Company's first subsidiary, has been providing innovative food waste disposal solutions for nearly eight years in more than 300 locations across the globe. Headquartered in London, BioHitech Europe LTD hopes to offer expanded sales and services in Europe.

"As BioHiTech Global continues its mission of transforming the waste industry, customer inquiries received from both the European and Asian markets were the driver for the decision to establish a London-based operation," said Frank E. Celli, the Company's CEO. "In order to reduce the generation of food waste, companies need to better capitalize on technology to help solve this global problem," continued Celli.

According to the European Commission, nearly 100 million tonnes of food are wasted annually in Europe. The BioHitech Solution not only diverts food from landfills but it also gives consumers the data they need to start making decisions that will lead to the prevention of food waste from the start. BioHitech's on-site Eco-Safe Digester converts food waste into grey-water and transports it through standard sewer lines. During the digestion process, the digester weighs each increment of waste and allows users to quantify its type and origin, simultaneously transmitting this data to the BioHitech Cloud on a real-time basis.

BioHitech Europe LTD will be led by President Alex Giacchetti. "There is an increasing need for innovative solutions to help manage the massive food waste problem in Europe and to help businesses comply with new mandates," said Mr. Giacchetti. "We are currently attempting to sell our products to a number of prestigious London hotels, leading UK shopping centers and some of the country's largest facilities management companies."

About BioHiTech Global, Inc.
The Company is a green technology company that provides an innovative data-driven solution for food waste removal headquartered in Chestnut Ridge, NY. The Company's unique solution to food waste combines green technology with the power of big data. Its Eco-Safe Digester is an on-site aerobic digester that eliminates food waste by converting it into nutrient-neutral water or "grey-water" and transporting it through standard sewer lines. The BioHiTech Cloud, a reliable, manageable and secure reporting platform measures key metrics to optimize the food waste disposal process and help eliminate food waste from the start.

Forward Looking Statements
Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Rubenstein Public Relations
Contact: Kristie Galvani 212-843-9205
kgalvani@rubensteinpr.com